UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 31, 2008
Ameristar Casinos, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-22494 (Commission File Number)	880304799 (I.R.S. Employer Identification No.)

3773 Howard Hughes Parkway, Suite 490S Las Vegas, Nevada (Address of principal executive offices)		89169 (Zip Code)
Registrant’s telephone number, including area code: (702) 567-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)	Resignation of John M. Boushy as President, Chief Executive Officer and Director.
     On June 2, 2008, Ameristar Casinos, Inc. (the “Company”) issued a press release announcing that John M. Boushy had resigned as the Company’s President and Chief Executive Officer, as well as from his position as a member of the Company’s Board of Directors (the “Board”), each effective as of the close of business on May 31, 2008. In connection with Mr. Boushy’s resignation as a Director, the Board has determined by resolution to reduce the number of Directors comprising the full Board from nine to eight.
(c)	Election of Ray H. Neilsen as Chairman of the Board, Gordon R. Kanofsky as Chief Executive Officer and Vice Chairman of the Board, Larry A. Hodges as President and Chief Operating Officer and Peter C. Walsh as Chief Administrative Officer.
     On May 31, 2008, the Board elected Ray H. Neilsen, formerly Co-Chairman and Senior Vice President, to serve as the Company’s Chairman of the Board, and Gordon R. Kanofsky, formerly Co-Chairman and Executive Vice President, to serve as the Company’s Chief Executive Officer and Vice Chairman of the Board. On May 31, 2008, the Board also elected Larry A. Hodges to serve as the Company’s President and Chief Operating Officer. Each of Messrs. Neilsen, Kanofsky and Hodges will continue to serve as Directors; however, in connection with his election as President and Chief Operating Officer, Mr. Hodges will no longer be considered an “independent” Director, as that term is defined in Rule 4200(a)(15) of The Nasdaq Stock Market, Inc.’s listing requirements. On May 31, 2008, the Board also elected Peter C. Walsh to serve as the Company’s Chief Administrative Officer in addition to his previous positions of Senior Vice President, General Counsel and Assistant Secretary.
     Mr. Neilsen, age 44, has been Senior Vice President of the Company since January 2007 and was elected Co-Chairman of the Board in November 2006. He was Vice President of Operations and Special Projects of the Company from February 2006 to January 2007. Prior thereto, he was Senior Vice President and General Manager of Ameristar Vicksburg from June 2000 to February 2006 and Senior Vice President and General Manager of Ameristar Council Bluffs from October 1997 to January 2000. Mr. Neilsen has held other management positions with the Company or its subsidiaries since 1991. As discussed more fully below, Mr. Neilsen is co-executor of the estate of his father, Craig H. Neilsen (the “Neilsen Estate”), and he serves as co-trustee and a member of the board of directors of The Craig H. Neilsen Foundation (the “Neilsen Foundation”), a private charitable foundation that is primarily dedicated to spinal cord injury research and treatment, and has been actively involved as an advisory board member of the Neilsen Foundation since its inception in 2003. Mr. Neilsen serves on the board of directors of Vicksburg Riverfest. He holds a Bachelor of Science degree in History from the Albertson College of Idaho and a Master in Business Administration degree from the Monterey Institute of International Studies. Craig H. Neilsen was the Company’s founder and former Chairman of the Board, Chief Executive Officer and majority stockholder.

     Mr. Kanofsky, age 53, joined the Company in September 1999 and has been Executive Vice President since March 2002 after initially serving as Senior Vice President of Legal Affairs. He was elected Co-Chairman of the Board in November 2006. As Executive Vice President, Mr. Kanofsky oversaw the Company’s legal, regulatory compliance, business development and governmental affairs departments. Mr. Kanofsky was in private law practice in Washington, D.C. and Los Angeles, California from 1980 to September 1999, primarily focused on corporate and securities matters. While in private practice, he represented the Company beginning in 1993. Mr. Kanofsky is co-executor of the Neilsen Estate and co-trustee and a member of the board of directors of the Neilsen Foundation. He also has been actively involved as an advisory board member of the Neilsen Foundation since its inception in 2003. In addition, he serves on the board of directors of the American Gaming Association and on the Association’s Task Force on Diversity. Mr. Kanofsky is a long-time member of the board of directors of the Southern California chapter of the Cystic Fibrosis Foundation. Mr. Kanofsky is a graduate of the Duke University School of Law and holds an undergraduate degree in History from Washington University in St. Louis.
     Mr. Hodges, age 59, became a Director of the Company in March 1994. Since September 2005, he has been a Managing Director of CRG Partners Group LLC (formerly known as Corporate Revitalization Partners, LLC) (“CRG”), a privately held business management firm. From July 2003 to September 2005, he was a Managing Director of RKG Osnos Partners, LLC, a privately held business management firm that merged with CRG. Mr. Hodges has more than 35 years’ experience in the retail food business. He was President and Chief Executive Officer of Mrs. Fields Original Cookies, Inc. from April 1994 to May 2003, after serving as President of Food Barn Stores, Inc. from July 1991 to March 1994. From February 1990 to October 1991, Mr. Hodges served as president of his own company, Branshan Inc., which engaged in the business of providing management consulting services to food makers and retailers. Earlier, Mr. Hodges was with American Stores Company for 25 years, where he rose to the position of President of two substantial subsidiary corporations. Mr. Hodges’ first management position was Vice President of Marketing for Alpha Beta Co., a major operator of grocery stores in the West. Mr. Hodges holds a Bachelor of Arts degree from California State University, San Bernardino and is a graduate of the Harvard Business School Program for Management Development.
     Mr. Walsh, age 51, joined the Company as Senior Vice President and General Counsel in April 2002. He also serves as Assistant Secretary of the Company. From June 2001 to April 2002, he was in private law practice in Las Vegas, Nevada. Mr. Walsh was Assistant General Counsel of MGM MIRAGE from June 2000 to June 2001, also serving as Vice President of that company from December 2000 to June 2001. He was Assistant General Counsel of Mirage Resorts, Incorporated from 1992 until its acquisition by MGM MIRAGE in May 2000. Prior to joining Mirage Resorts, he was in private law practice in Los Angeles, California from 1981 to 1992. Mr. Walsh is President and a member of the board of directors of Ameristar Cares Foundation, Inc., the Company’s non-profit charitable foundation. Mr. Walsh is a graduate of UCLA School of Law and holds an undergraduate degree in English from Loyola Marymount University in Los Angeles.
     The Neilsen Foundation is a private charitable foundation established by Craig H. Neilsen, the Company’s former Chairman of the Board, Chief Executive Officer and majority stockholder, that is primarily dedicated to spinal cord injury research and treatment. Messrs. Neilsen and Kanofsky are the co-trustees and are members of the board of directors of the Neilsen Foundation and devote a portion of their time to its affairs. Each of Messrs. Neilsen and Kanofsky is compensated by the Neilsen Foundation for his services. As part of its charitable giving program, the Company is supportive of the goals and objectives of the Neilsen Foundation and considers the expenditure of time by Company employees on behalf of the Neilsen Foundation without compensation to the Company to be consistent with those goals and objectives. Accordingly, the Audit Committee has waived the Company’s policy requiring the Neilsen Foundation to reimburse the Company for services provided by its employees to the Neilsen Foundation.
     Messrs. Neilsen and Kanofsky are the co-executors of the Neilsen Estate. Since Craig H. Neilsen’s death in November 2006, Messrs. Neilsen and Kanofsky have provided, and they expect to continue to provide for an indefinite period, personal services in connection with the administration of the Neilsen Estate. Mr. Kanofsky is compensated by the Neilsen Estate for his services. The Audit Committee has reviewed the provision of these services to the Neilsen Estate as well as the time and effort devoted by Messrs. Neilsen and Kanofsky on behalf of the Company, and the Audit Committee has determined that it has not detracted and will not detract in any significant manner from the performance of Messrs. Neilsen’s and Kanofsky’s respective duties to the Company, has not resulted and will not result in the Company incurring any incremental payroll or other costs and does not create a conflict of interest. Accordingly, the Audit Committee has waived the Company’s policy to the extent that it would otherwise require reimbursement to the Company with respect to services provided to the Neilsen Estate by Messrs. Neilsen and Kanofsky in their capacities as co-executors of the Neilsen Estate. The Audit Committee will review periodically, not less frequently than annually, the relevant facts and circumstances to determine whether it is appropriate and in the best interest of the Company to rescind this waiver or modify it in any respect.
     Each of the foregoing transactions and relationships was reviewed and approved by the Company’s Audit Committee on May 31, 2008, pursuant to the Board’s related party transactions policy described in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on April 29, 2008. This review and approval took place subsequent to the changes in senior management discussed above.
(e)	Compensatory Arrangements.
     Executive Employment Agreement — Ray H. Neilsen. In connection with his election as Chairman of the Board, the Company and Mr. Neilsen entered into an Executive Employment Agreement dated as of May 31, 2008 (the “Neilsen Agreement”). Pursuant to the Neilsen Agreement, Mr. Neilsen shall serve as the Company’s Chairman of the Board for a term of one year, with such term automatically extended for successive one-year terms unless either party terminates the Neilsen Agreement not less than 60 days prior to the end of the then-current term.
     In consideration for his service as Chairman of the Board, Mr. Neilsen will receive an annual base salary of $575,000. Mr. Neilsen will also be eligible to receive a discretionary bonus for each fiscal year at a target level of 100% of Mr. Neilsen’s weighted average base salary for the year in question, with the actual bonus ranging from zero to 200% of such salary.

In addition to the bonus for the year ending December 31, 2008 to which Mr. Neilsen is currently entitled under the Company’s Performance-Based Annual Bonus Plan, Mr. Neilsen shall be entitled to an additional discretionary bonus for the year ending December 31, 2008 in an amount such that, when combined with the bonus, if any, Mr. Neilsen earns under the Performance-Based Annual Bonus Plan, Mr. Neilsen’s total bonus payments for such year equal the amount he would have received under the Performance-Based Annual Bonus Plan for the year had his target annual bonus at the beginning of the year equaled 100% of his 2008 weighted average base salary. Mr. Neilsen is also eligible to receive annual equity awards in accordance with the Company’s equity compensation program and to participate in the Company’s Deferred Compensation Plan. In addition, Mr. Neilsen is entitled to participate in all employee benefit plans and programs made available to similarly situated senior management personnel.
     Mr. Neilsen will be granted a number of non-qualified stock options and restricted stock units during the Company’s next annual equity compensation award cycle, with the number of shares subject to these awards to be determined pursuant to the Company’s equity compensation award program. Mr. Neilsen’s equity award allocation for such grant cycle shall be based upon 200% of his then-current annual base salary. If approved by the Compensation Committee (the “Committee”), these options and restricted stock units will be made subject to the Company’s standard terms and conditions for senior executives and be evidenced by separate award agreements.
     In the event Mr. Neilsen’s employment is terminated by the Company without Cause (as defined in the Neilsen Agreement) or by Mr. Neilsen for Good Reason (as defined in the Neilsen Agreement), Mr. Neilsen shall be entitled to (i) an amount equal to two times his annual base salary in effect at such time, (ii) all amounts earned but unpaid pursuant to the Neilsen Agreement, including in respect of base salary and any bonus earned in respect of the prior year, (iii) such rights to other benefits as may be provided for in applicable written plan documents and agreements, including, without limitation, documents and agreements defining equity award rights and applicable employee benefit plans and programs and (iv) continuation of the Company’s primary and supplemental group health insurance for Mr. Neilsen and his eligible dependents for 18 months following the termination or, at the Company’s option, payment to Mr. Neilsen of the economic equivalent thereof.
     If Mr. Neilsen’s employment is terminated by the Company for Cause, by Mr. Neilsen without Good Reason or as a result of Mr. Neilsen’s death or Disability (as defined in the Neilsen Agreement), Mr. Neilsen, his beneficiary or estate, as applicable, shall be entitled to all amounts earned but unpaid pursuant to the Neilsen Agreement, including in respect of base salary and any bonus earned in respect of the prior year.
     Any payments summarized above to be made upon termination of Mr. Neilsen’s employment are subject to Mr. Neilsen (i) signing a release of all claims against the Company and (ii) abiding by the non-competition and non-solicitation provisions of the Neilsen Agreement, which generally provide that he will not engage in certain activities in competition with the Company, and will not solicit or hire Company employees or attempt to divert existing business from the Company, for a period of 12 months following termination of employment. Any such payments, however, are not subject to any obligation of Mr. Neilsen to seek other employment, and there shall not be any offset against amounts due to Mr. Neilsen of any remuneration Mr. Neilsen may receive for subsequent employment.
     Any severance and other similar payments that may be made upon termination of Mr. Neilsen’s employment may be delayed to ensure compliance with Section 409A of the Internal Revenue Code (the “Code”).
     Amendment Number 2 to Amended and Restated Executive Employment Agreement — Gordon R. Kanofsky. In connection with his election as Chief Executive Officer and Vice Chairman of the Board, the Company and Mr. Kanofsky entered into an Amendment Number 2 to Amended and Restated Executive Employment Agreement dated as of May 31, 2008 (the “Kanofsky Amendment”) amending that certain Amended and Restated Executive Employment Agreement by and between the Company and Mr. Kanofsky, dated as of March 11, 2002, as previously amended (the “Kanofsky Agreement”). Pursuant to the Kanofsky Amendment, Mr. Kanofsky’s annual base salary shall be increased to $750,000. Mr. Kanofsky will also be eligible to receive a discretionary bonus for each fiscal year at a target level of 100% of Mr. Kanofsky’s weighted average base salary for the year in question, with the actual bonus ranging from zero to 200% of such salary. In addition to the bonus for the year ending December 31, 2008 to which Mr. Kanofsky is currently entitled under the Performance-Based Annual Bonus Plan, Mr. Kanofsky shall be entitled to an additional discretionary bonus for the year ending December 31, 2008 in an amount such that, when combined with the bonus, if any, Mr. Kanofsky earns under the Performance-Based Annual Bonus Plan, Mr. Kanofsky’s total bonus payments for such year equal the amount he would have received under the Company’s Performance-Based Annual Bonus Plan for the year had his target annual bonus at the beginning of the year equaled 100% of his 2008 weighted average base salary.
     Mr. Kanofsky will be granted a number of non-qualified stock options and restricted stock units during the Company’s next annual equity compensation award cycle, with the number of shares subject to these awards to be determined pursuant to the Company’s equity compensation award program. Mr. Kanofsky’s equity award allocation for such grant cycle shall be based upon 200% of his then-current annual base salary. If approved by the Committee, these options and restricted stock units will be made subject to the Company’s standard terms and conditions for senior executives and be evidenced by separate award agreements.
     Also pursuant to the Kanofsky Amendment, any severance and other similar payments that may be made upon termination of Mr. Kanofsky’s employment under the Kanofsky Agreement may be delayed to ensure compliance with Section 409A of the Code.
     Executive Employment Agreement — Larry A. Hodges. In connection with his election as President and Chief Operating Officer, the Company and Mr. Hodges entered into an Executive Employment Agreement dated as of May 31, 2008 (the “Hodges Agreement”). Pursuant to the Hodges Agreement, Mr. Hodges shall serve as the Company’s President and Chief Operating Officer for a term of one year, with such term automatically extended for successive one-year terms unless either party terminates the Hodges Agreement not less than 60 days prior to the end of the then-current term.

     In consideration for his service as President and Chief Operating Officer, Mr. Hodges will receive an annual base salary of $550,000. Mr. Hodges will also be eligible to receive a discretionary bonus for each fiscal year at a target level of 100% of Mr. Hodges’s weighted average base salary for the year in question, with the actual bonus ranging from zero to 200% of such salary. Mr. Hodges’s bonus for fiscal 2008, if any, will be prorated based on the number of days during the year he was employed as President and Chief Operating Officer. Mr. Hodges is also eligible to receive annual equity awards in accordance with the Company’s equity compensation program and to participate in the Company’s Deferred Compensation Plan. In addition, Mr. Hodges is entitled to participate in all employee benefit plans and programs made available to similarly situated senior management personnel.
     The Company’s Chief Executive Officer will recommend to the Committee that Mr. Hodges be granted a number of non-qualified stock options and restricted stock units during the Company’s next equity compensation award cycle (but in any event no later than July 31, 2008), with the number of shares subject to these awards determined pursuant to the Company’s equity compensation award program. Mr. Hodges’s equity compensation award allocation for such grant cycle shall be based upon 175% of his annual base salary and shall be considered a new-hire grant under the equity compensation award program. If approved by the Committee, these options and restricted stock units will be made subject to the Company’s standard terms and conditions for senior executives and be evidenced by separate award agreements.
     In the event Mr. Hodges’s employment is terminated by the Company without Cause (as defined in the Hodges Agreement) or by Mr. Hodges for Good Reason (as defined in the Hodges Agreement), Mr. Hodges shall be entitled to (i) an amount equal to two times his annual base salary in effect at such time, (ii) all amounts earned but unpaid pursuant to the Hodges Agreement, including in respect of base salary and any bonus earned in respect of the prior year, (iii) such rights to other benefits as may be provided for in applicable written plan documents and agreements, including, without limitation, documents and agreements defining equity award rights and applicable employee benefit plans and programs and (iv) continuation of the Company’s primary and supplemental group health insurance for Mr. Hodges and his eligible dependents for 18 months following the termination or, at the Company’s option, payment to Mr. Hodges of the economic equivalent thereof.
     If Mr. Hodges’s employment is terminated by the Company for Cause, by Mr. Hodges without Good Reason or as a result of Mr. Hodges’s death or Disability (as defined in the Hodges Agreement), Mr. Hodges, his beneficiary or estate, as applicable, shall be entitled to all amounts earned but unpaid pursuant to the Hodges Agreement, including in respect of base salary and any bonus earned in respect of the prior year.
     Any payments summarized above to be made upon termination of Mr. Hodges’s employment are subject to Mr. Hodges (i) signing a release of all claims against the Company and (ii) abiding by the non-competition and non-solicitation provisions of the Hodges Agreement, which generally provide that he will not engage in certain activities in competition with the Company, and will not solicit or hire Company employees or attempt to divert existing business from the Company, for a period of 12 months following termination of employment. Any such payments, however, are not subject to any obligation of Mr. Hodges to seek other employment, and there shall not be any offset against amounts due to Mr. Hodges of any remuneration Mr. Hodges may receive for subsequent employment.
     Any severance and other similar payments that may be made upon termination of Mr. Hodges’s employment may be delayed to ensure compliance with Section 409A of the Code.
     Amendment Number 2 to Executive Employment Agreement — Peter C. Walsh. In connection with his election as Chief Administrative Officer, the Company and Mr. Walsh entered into an Amendment Number 2 to Executive Employment Agreement dated as of May 31, 2008 (the “Walsh Amendment”) amending that certain Executive Employment Agreement by and between the Company and Mr. Walsh, dated as of March 13, 2002, as previously amended (the “Walsh Agreement”). Pursuant to the Walsh Amendment, effective from January 1, 2008 through May 31, 2008, Mr. Walsh’s annual base salary was increased to $425,000, and effective as of May 31, 2008, Mr. Walsh’s annual base salary was increased to $500,000. Mr. Walsh will also be eligible to receive a discretionary bonus for each fiscal year at a target level of 75% of Mr. Walsh’s weighted average base salary for the year in question, with the actual bonus ranging from zero to 150% of such salary. In addition to the bonus for the year ending December 31, 2008 to which Mr. Walsh is currently entitled under the Performance-Based Annual Bonus Plan, Mr. Walsh shall be entitled to an additional discretionary bonus for the year ending December 31, 2008 in an amount such that, when combined with the bonus, if any, Mr. Walsh earns under the Performance-Based Annual Bonus Plan, Mr. Walsh’s total bonus payments for such year equal the amount he would have received under the Performance-Based Annual Bonus Plan for the year had his target annual bonus at the beginning of the year equaled 75% of his 2008 weighted average base salary.
     Mr. Walsh will be granted a number of non-qualified stock options and restricted stock units during the Company’s next annual equity compensation award cycle, with the number of shares subject to these awards to be determined pursuant to the Company’s equity compensation award program. Mr. Walsh’s equity award allocation for such grant cycle shall be based upon 150% of his then-current annual base salary. If approved by the Committee, these options and restricted stock units will be made subject to the Company’s standard terms and conditions for senior executives and be evidenced by separate award agreements.
     Also pursuant to the Walsh Amendment, any severance and other similar payments that may be made upon termination of Mr. Walsh’s employment under the Walsh Agreement may be delayed to ensure compliance with Section 409A of the Code.
     Thomas M. Steinbauer. The Committee also approved an increase in salary for Thomas M. Steinbauer, the Company’s Senior Vice President of Finance, Chief Financial Officer, Treasurer and Secretary and a member of the Board. Effective January 1, 2008, Mr. Steinbauer’s annual base salary was increased to $425,000. The Committee also approved a supplemental bonus for Mr. Steinbauer. Specifically, in addition to the bonus for the year ending December 31, 2008 to which Mr. Steinbauer is currently entitled under the Performance-Based Annual Bonus Plan, Mr. Steinbauer shall be entitled to an additional discretionary bonus for the year ending December 31, 2008 in an amount such that, when combined with the bonus, if any, Mr. Steinbauer earns under the Performance-Based Annual Bonus Plan, Mr. Steinbauer’s total bonus payments for such year equal the amount he would have received under the Performance-

Based Annual Bonus Plan for the year had his target annual bonus at the beginning of the year equaled 75% of his 2008 weighted average base salary.
     Separation Agreement and General and Special Release — John M. Boushy. In connection with Mr. Boushy’s resignation, the Company entered into a Separation Agreement and General and Special Release with Mr. Boushy, dated May 31, 2008 (the “Separation Agreement” and, collectively with the Neilsen Agreement, the Kanofsky Amendment, the Hodges Agreement and the Walsh Amendment, the “Agreements”). Pursuant to the Separation Agreement, Mr. Boushy’s employment with the Company terminated effective as of the close of business on May 31, 2008 (the “Separation Date”).
     In consideration of Mr. Boushy’s execution of the Separation Agreement and compliance with his obligations thereunder and under his Executive Employment Agreement dated as of July 28, 2006 (the “Boushy Agreement”), including, but not limited to, continued compliance with certain restrictive covenants set forth in the Boushy Agreement and as modified by the Separation Agreement and described more fully below, the Company agreed to pay Mr. Boushy $1,600,000 (the “Separation Payment”), which represents two times Mr. Boushy’s annual base salary. Subject to the terms of the Boushy Agreement, the Separation Payment shall be payable to Mr. Boushy in equal monthly installments over twenty-four (24) months following the Separation Date at the same frequency as the Company’s regular payroll payments; provided, however, that (i) the first payment shall not be made prior to December 10, 2008 and (ii) such first payment shall include a lump-sum payment of that portion of the Separation Payment that would have been paid on or prior to December 10, 2008, but for the application of the preceding clause (i). Payment of the Separation Payment is contingent on Mr. Boushy not revoking the Separation Agreement prior to June 8, 2008.
     In addition, Mr. Boushy shall be entitled to continuation of coverage under the Company’s primary and supplemental group health insurance, at the Company’s expense, for Mr. Boushy and his eligible dependents for 18 months after the Separation Date, so long as Mr. Boushy timely elects for the continuation of such benefits pursuant to COBRA.
     Pursuant to the Separation Agreement, certain stock options previously granted to Mr. Boushy (defined as the “Three-Year Options” in the Boushy Agreement), to the extent they remain outstanding, (i) shall continue to vest following the Separation Date in accordance with their existing terms as if Mr. Boushy had continued to be employed by the Company until fully vested on January 1, 2009 and (ii) to the extent vested from time to time, shall remain outstanding and exercisable for a period of two years following the Separation Date. In addition, 32,815 shares of unvested restricted stock held by Mr. Boushy as of the Separation Date plus any additional restricted shares awarded as dividend equivalents from and after the date of the Separation Agreement, shall remain outstanding and continue to vest following the Separation Date in accordance with their existing terms as if Mr. Boushy had continued to be employed by the Company through and including January 1, 2009. All other stock options granted to Mr. Boushy that were outstanding and vested as of the Separation Date shall remain outstanding and exercisable for a period of 90 days following the Separation Date.
     Except as specifically set forth above, all stock options and performance share units previously granted to Mr. Boushy that were not vested as of the Separation Date were forfeited and terminated as of the Separation Date without payment of any additional consideration.
     As consideration of Mr. Boushy’s execution of the Separation Agreement and the covenants and agreements of the Company and Mr. Boushy thereunder, effective immediately, the covenants of Mr. Boushy contained in Section 10.2 of the Boushy Agreement were amended as follows: (i) the Restriction Period (as defined in the Boushy Agreement) for purposes of Section 10.2(a), relating to Mr. Boushy’s agreement not to divert any existing business of the Company, and Section 10.2(d), relating to Mr. Boushy’s agreement not to solicit any Company employees, shall be deemed to be twenty-four (24) months following the date of the Separation Agreement, rather than twelve (12) months, (ii) the Restriction Period for purposes of Section 10.2(b) and Section 10.2(c), relating to Mr. Boushy’s agreement not to accept any position, affiliation or assignment with a Competing Business (as defined in the Boushy Agreement), shall be deemed to be six (6) months following the date of the Separation Agreement, rather than twelve (12) months, and (iii) Mr. Boushy shall not be deemed to be in breach of Section 10.2(a) of the Boushy Agreement solely as a result of his engaging in the activities described in Section 10.2(b) or Section 10.2(c) after the date the Restriction Period applicable to Section 10.2(b) and Section 10.2(c) (as modified by the Separation Agreement) expires.
     Pursuant to the Separation Agreement, Mr. Boushy and his heirs, successors and assigns forever released and discharged the Company and its past and present affiliates from any and all causes of action and actions of whatsoever kind and character in any manner whatsoever arising prior to the date of the Separation Agreement.

     The foregoing summaries of the Agreements are qualified in their entirety by reference to the complete text of the Agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 and are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On May 31, 2008, the Board approved an amendment to the Company’s Bylaws to create the executive officer positions of Chairman of the Board, Vice Chairman of the Board and Chief Executive Officer, to update the duties and responsibilities of each executive officer position to more closely reflect their respective duties and responsibilities following the changes to senior management and to correct certain typographical errors. In addition, the Board approved a restatement of the Bylaws. A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits. Each of the exhibits listed below is incorporated herein in its entirety.

Exhibit	Description

3.1	Amended and Restated Bylaws of Ameristar Casinos, Inc. effective May 31, 2008.

10.1	Executive Employment Agreement by and between Ameristar Casinos, Inc. and Ray H. Neilsen dated as of May 31, 2008.

10.2	Amendment Number 2 to Amended and Restated Employment Agreement by and between Ameristar Casinos, Inc. and Gordon R. Kanofsky dated as of May 31, 2008.

10.3	Executive Employment Agreement by and between Ameristar Casinos, Inc. and Larry A. Hodges dated as of May 31, 2008.

10.4	Amendment Number 2 to Executive Employment Agreement by and between Ameristar Casinos, Inc. and Peter C. Walsh dated as of May 31, 2008.

10.5	Separation Agreement and General and Special Release by and between Ameristar Casinos, Inc. and John M. Boushy dated as of May 31, 2008.

99.1	June 2, 2008 Press Release of Ameristar Casinos, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ameristar Casinos, Inc.
By:	/s/ Peter C. Walsh
	Name:	Peter C. Walsh
	Title:	Senior Vice President and General Counsel

Dated: June 2, 2008

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